Exhibit 99.1

Kelly Enters Agreement to Acquire Specialty
Talent Solutions Company, Motion Recruitment Partners, LLC

•Transformational acquisition strengthens scale and capabilities of Kelly’s staffing and consulting solutions across technology, telecommunications, and government specialties in North America, and recruitment process outsourcing (RPO) solutions globally
•Provides Motion Recruitment Partners and its leading brands with a highly invested partner to enable continued growth
•Demonstrates Kelly’s commitment to rapidly redeploying capital and leveraging its strong balance sheet in pursuit of inorganic investments in higher-margin, higher-growth specialties

TROY, Mich., (May 3, 2024) – Kelly (Nasdaq: KELYA, KELYB) (“the Company”), a leading global specialty talent solutions provider, has entered into a definitive agreement to acquire Motion Recruitment Partners, LLC (“MRP”), from Littlejohn & Co., LLC (“Littlejohn”), a private investment firm based in Greenwich, Connecticut.

Under the terms of the agreement, Kelly will acquire MRP for $425 million in cash to be paid at close, with additional earnout potential of up to $60 million based on certain performance criteria. The Company expects to fund the transaction through debt and available capital, including the rapid redeployment of more than $100 million from the sale of Kelly’s European staffing operations in January 2024. The transaction is expected to close in the second quarter of 2024, subject to receipt of required regulatory approvals and other customary closing conditions.

The transaction will significantly build upon Kelly’s market-leading solutions portfolio, which includes Kelly Science, Engineering & Technology (SET), the second and fourth largest life sciences(1) and engineering(2) staffing provider, respectively, and a leading provider of technology, telecommunications, and government workforce solutions; KellyOCG, a top provider of RPO(3) and managed service provider (MSP)(4) solutions; Kelly Professional & Industrial, one of the ten largest industrial(5) staffing providers; and Kelly Education, the largest provider of K-12 education talent(6).

Following the close of the transaction, MRP will deliver services through its existing operating companies and brands with the goal of expanding Kelly’s capabilities and significantly increasing market share across several key areas:

•Motion Recruitment’s technology staffing and consulting business will significantly expand Kelly SET’s delivery platform and establish the business as a top ten provider of tech talent solutions in the U.S.;
•Sevenstep® will bring an industry leading brand and highly attractive client base in both RPO and MSP to elevate KellyOCG’s RPO segment to consistently rank in the top five globally;
•Motion Telco will add a complementary client portfolio and set of delivery capabilities to Kelly’s existing telecommunications specialty to create a market-leading telecommunications offering; and
•TG Federal will bring a dedicated new platform in government technology subcontracting with strong partnerships to build upon Kelly SET’s success in the government space.

In alignment with Kelly’s long-term strategy, the acquisition of MRP will enhance the revenue growth potential of the Company and accelerate EBITDA margin expansion. It will build upon the significant EBITDA margin expansion Kelly has delivered through actions implemented in 2023 and the sale of the Company’s European staffing operations in January 2024.

“We look forward to welcoming MRP to the Kelly team in what is a transformational step forward on our journey to sharpen the Company’s focus on higher-margin, higher-growth specialty outcome-based and staffing services in North America, and global RPO and MSP solutions,” said Peter Quigley, president and chief executive officer, Kelly. “MRP's portfolio of businesses are an exceptional fit for Kelly's SET and OCG segments, adding extensive expertise and an established presence in attractive end-markets. Likewise, Kelly’s breadth of resources and culture of collaboration form a strong foundation upon which MRP will reach extraordinary new heights.”

(1) Staffing Industry Analysts Largest Life Sciences Staffing Firms in the U.S.: 2023 Update
(2) Staffing Industry Analysts Largest Engineering Staffing Firms in the U.S.: 2023 Update
(3) Everest Group Recruitment Process Outsourcing PEAK Matrix® 2023
(4) Everest Group Contingent Workforce Management / Managed Service Provider PEAK Matrix® 2023
(5) Staffing Industry Analysts Largest Industrial Staffing Firms in the U.S.: 2023 Update
(6) Staffing Industry Analysts Largest Education Staffing Firms in the U.S.: 2023 Update

“There are so many valuable and complementary aspects to this new partnership and both companies have a lot to learn and gain from each other,” said Beth Gilfeather, chief executive officer, MRP. “We are excited to begin this new chapter to become part of the exceptional Kelly story and are very motivated to be a driving force behind the significant growth goals that lie ahead.”

"We are proud to have partnered with MRP’s strong leadership team during an important period of growth and evolution,” said Drew Greenwood, managing director, Littlejohn. “During our ownership period, MRP executed on a number of organic and inorganic initiatives that positioned it as a premier talent solutions provider with particular strength and depth in the technology market. We wish the company continued success as part of Kelly moving forward.”

The acquisition of MRP will be the largest in Kelly’s history and follows eight acquisitions completed and integrated successfully since 2017 as part of the Company’s strategy to pursue inorganic investments in higher-margin, higher-growth specialties. Kelly’s inorganic strategy has been enabled by a series of strategic actions to unlock significant capital and optimize the Company’s operating model, including: selling its European staffing operations; monetizing non-core real estate holdings; unwinding its cross-shareholding arrangement with Persol, reducing its ownership interest in PersolKelly, its Asia-Pacific staffing joint venture; and selling its operations in Brazil and Russia.

The Company will provide additional details about this transaction during its upcoming first-quarter earnings conference call on May 9, 2024.

Houlihan Lokey is serving as financial advisor to Kelly with Jasso Lopez PLLC serving as its legal counsel. Robert W. Baird is serving as the financial advisor to MRP with Baker Hostetler serving as its legal counsel.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 500,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2023 was $4.8 billion. Learn more at kellyservices.com.

About Motion Recruitment Partners, LLC

Established in 1989 and headquartered in Boston, Massachusetts, Motion Recruitment Partners, LLC, is parent company to a group of leading global talent solution providers to include Motion Recruitment (IT Staffing & Managed Solutions), Motion Consulting Group (IT Consulting), Motion Telco (IT & Telecom Solutions), Tech in Motion (Tech Networking & Events program), TG Federal (Government IT Subcontracting), and Sevenstep® (RPO, MSP & TA Advisory/Consulting). Learn more at www.motionrecruitment.com, www.sevensteptalent.com, and www.tgfederal.com.

About Littlejohn & Co., LLC

Littlejohn & Co., LLC, is a Greenwich, Connecticut-based investment firm focused on private equity and debt investments primarily in growing middle-market industrial and services companies that can benefit from Littlejohn’s 25+ years of operational and sector expertise. With approximately $8 billion in regulatory assets under management, the firm seeks to build sustainable success for its portfolio companies through a disciplined approach to engineering change. For more information about Littlejohn, visit www.littlejohnllc.com.

Forward-Looking Statements

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vi)

our future business development, results of operations and financial condition, (vii) damage to our brands, (viii) dependency on third parties for the execution of critical functions, (ix) conducting business in foreign countries, including foreign currency fluctuations, (x) availability of temporary workers with appropriate skills required by customers, (xi) cyberattacks or other breaches of network or information technology security, and (xii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

KLYA-FIN

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ANALYST CONTACT:	MEDIA CONTACT:
Scott Thomas	Christian Taske
(248) 251-7264	(248) 561-8823
scott.thomas@kellyservices.com	christian.taske@kellyservices.com